EXHIBIT 4.1



                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor


                      FIRST FRANKLIN FINANCIAL CORPORATION,
                                 Master Servicer


                        OPTION ONE MORTGAGE CORPORATION,
                                    Servicer


                                       and


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                     Trustee




                       -----------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 1997
                       -----------------------------------




                     Mortgage Loan Asset Backed Certificates

                                 Series 1997-FF3

                                TABLE OF CONTENTS

                                                                         PAGE


ARTICLE I  DEFINITIONS......................................................2
         SECTION 1.01. Defined Terms........................................2


ARTICLE II  CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                 CERTIFICATES..............................................42
         SECTION 2.01. Conveyance of Mortgage Loans........................42
         SECTION 2.02. Acceptance by Trustee...............................45
         SECTION 2.03. Repurchase or Substitution of
                  Mortgage Loans by the Mortgage Loan Seller...............46
         SECTION 2.04. Representations and Warranties of
                  the Depositor............................................50
         SECTION 2.05. Representations, Warranties and
                  Covenants of the Master Servicer and the
                  Servicer................................................ 50
         SECTION 2.06. Issuance of Certificates............................54


ARTICLE III  ADMINISTRATION AND SERVICING OF THE TRUST
         FUND..............................................................55
         SECTION 3.01. Servicer to Act as Servicer.........................55
         SECTION 3.02. Sub-Servicing Agreements Between
                  Master Servicer and Sub-Servicers........................57
         SECTION 3.03. Successor Sub-Servicers.............................57
         SECTION 3.04. Liability of the Master Servicer....................57
         SECTION 3.05. No Contractual Relationship Between
                  Sub-Servicers and Trustee or
                  Certificateholders...................................... 57
         SECTION 3.06. Assumption or Termination of Sub-
                  Servicing Agreements by Trustee..........................57
         SECTION 3.07. Collection of Certain Mortgage Loan
                  Payments.................................................57
         SECTION 3.08. Sub-Servicing Accounts..............................58
         SECTION 3.09. Collection of Taxes, Assessments and
                  Similar Items; Servicing Accounts........................58
         SECTION 3.10. Collection Account and Distribution
                  Account..................................................58
         SECTION 3.11. Withdrawals from the Collection
                  Account and Distribution Account.........................61
         SECTION 3.12. Investment of Funds in the
                  Investment Accounts......................................63
         SECTION 3.13. [intentionally omitted].............................64
         SECTION 3.14. Maintenance of Hazard Insurance and
                  Errors and Omissions and Fidelity
                  Coverage................................................ 64
         SECTION 3.15. Enforcement of Due-On-Sale Clauses;
                  Assumption Agreements....................................66
         SECTION 3.16. Realization Upon Defaulted Mortgage
                  Loans....................................................67
         SECTION 3.17. Trustee to Cooperate; Release of
                  Mortgage Files...........................................70
         SECTION 3.18. Servicing Compensation..............................71
         SECTION 3.19. Reports to the Trustee; Collection
                  Account Statements.......................................72
         SECTION 3.20. Statement as to Compliance..........................73
         SECTION 3.21. Independent Public Accountants'
                  Servicing Report.........................................73
         SECTION 3.22. Access to Certain Documentation.....................74
         SECTION 3.23. Title, Management and Disposition of
                  REO Property.............................................74
         SECTION 3.24. Obligations of the Servicer in
                  Respect of Prepayment Interest Shortfalls................78
         SECTION 3.25. Expense Account.....................................78
         SECTION 3.26. Obligations of the Servicer in
                  Respect of Mortgage Rates and
                  Monthly Payments........................................ 78


ARTICLE IV  PAYMENTS TO CERTIFICATEHOLDERS..................................79
         SECTION 4.01. Distributions........................................79
         SECTION 4.02. Statements to Certificateholders.....................82
         SECTION 4.03. Remittance Reports; Monthly Advances.................87
         SECTION 4.04. Allocation of Realized Losses........................88
         SECTION 4.05. Compliance with Withholding
                  Requirements..............................................89
         SECTION 4.06. The Capitalized Interest Account and
                  the Pre-Funding Account...................................90
         SECTION 4.07. SEC Reporting........................................90


ARTICLE V  THE CERTIFICATES.................................................90
         SECTION 5.01. The Certificates.....................................90
         SECTION 5.02. Registration of Transfer and
                  Exchange of Certificates..................................93
         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                  Certificates..............................................99
         SECTION 5.04. Persons Deemed Owners...............................100
         SECTION 5.05. Certain Available Information.......................100


ARTICLE VI  THE DEPOSITOR, THE SERVICER AND THE MASTER
         SERVICER..........................................................101
         SECTION 6.01. Liability of the Depositor, the
                  Servicer and the Master Servicer.........................101
         SECTION 6.02. Merger or Consolidation of the
                  Depositor, the Servicer or the
                  Master Servicer......................................... 101
         SECTION 6.03. Limitation on Liability of the
                  Depositor, the Servicer, the Master
                  Servicer and Others..................................... 102
         SECTION 6.04. Limitation on Resignation of the
                  Servicer and the Master Servicer.........................103
         SECTION 6.05. Rights of the Depositor and Others
                  in Respect of the Servicer...............................104


ARTICLE VII  DEFAULT.......................................................104
         SECTION 7.01. Servicing Termination Events........................104
         SECTION 7.02. Trustee to Act; Appointment of
                  Successor................................................108
         SECTION 7.03. Notification to Certificateholders..................110
         SECTION 7.04. Waiver of Servicing Termination
                  Events...................................................110


ARTICLE VIII  CONCERNING THE TRUSTEE.......................................111
         SECTION 8.01. Duties of Trustee...................................111
         SECTION 8.02. Certain Matters Affecting the
                  Trustee..................................................112
         SECTION 8.03. Trustee Not Liable for Certificates
                  or Mortgage Loans........................................115
         SECTION 8.04. Trustee May Own Certificates........................115
         SECTION 8.05. Trustee's Fees and Expenses.........................116
         SECTION 8.06. Eligibility Requirements for Trustee................116
         SECTION 8.07. Resignation and Removal of the
                  Trustee..................................................117
         SECTION 8.08. Successor Trustee...................................118
         SECTION 8.09. Merger or Consolidation of Trustee..................119
         SECTION 8.10. Appointment of Co-Trustee or
                  Separate Trustee.........................................119
         SECTION 8.11. Appointment of Office or Agency.....................120
         SECTION 8.12. Representations and Warranties of
                  the Trustee..............................................121


ARTICLE IX  CERTAIN MATTERS REGARDING THE CERTIFICATE
         INSURER...........................................................122


ARTICLE X  TERMINATION.....................................................123
         SECTION 10.01 Termination Upon Repurchase or
                  Liquidation of All Mortgage Loans........................123
         SECTION 10.02 Additional Termination Requirements.................125


ARTICLE XI  REMIC PROVISIONS...............................................126
         SECTION 11.01. REMIC Administration...............................126
         SECTION 11.02. Prohibited Transactions and
                  Activities...............................................130
         SECTION 11.03. Tax Indemnification................................131


ARTICLE XII  MISCELLANEOUS PROVISIONS......................................131
         SECTION 12.01. Amendment..........................................131
         SECTION 12.02. Recordation of Agreement;
                  Counterparts.............................................133
         SECTION 12.03. Limitation on Rights of
                  Certificateholders.......................................133
         SECTION 12.04. Governing Law......................................134
         SECTION 12.05. Notices............................................134
         SECTION 12.06. Severability of Provisions.........................136
         SECTION 12.07. Notice to Rating Agencies..........................136
         SECTION 12.08. Article and Section References.....................137

EXHIBITS

EXHIBIT A-1           FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2           FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3           FORM OF CLASS M-1 CERTIFICATE
EXHIBIT A-4           FORM OF CLASS M-2 CERTIFICATE
EXHIBIT A-5           FORM OF CLASS B CERTIFICATE
EXHIBIT A-6           FORM OF CLASS R CERTIFICATE
EXHIBIT B-1           FORM OF TRUSTEE'S INITIAL CERTIFICATION
EXHIBIT B-2           FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT C             FORM OF MORTGAGE LOAN PURCHASE AGREEMENT
EXHIBIT D-1           REQUEST FOR RELEASE (for Trustee/Custodian)
EXHIBIT D-2           REQUEST FOR RELEASE (Mortgage Loans Paid in Full)
EXHIBIT E             FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
EXHIBIT F             PARAMETERS FOR SUBSEQUENT MORTGAGE LOANS
EXHIBIT G             FORM OF LOST NOTE AFFIDAVIT
EXHIBIT H             SUBSEQUENT TRANSFER AGREEMENT

SCHEDULES

SCHEDULE 1            SUB-POOL 1 MORTGAGE LOAN SCHEDULE
SCHEDULE 2            SUB-POOL 2 MORTGAGE LOAN SCHEDULE

                           This Pooling and Servicing Agreement, is dated and effective as of November 1, 1997 among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, FIRST FRANKLIN FINANCIAL CORPORATION, as Master Servicer, OPTION ONE MORTGAGE CORPORATION, as Servicer, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class R Certificates will be the sole class of "residual interests" in the REMIC for purposes of the REMIC Provisions. The Class A Certificates will be the "regular interests" in the REMIC.

     The following table irrevocably sets forth the Pass- Through Rate, initial Class Certificate Balance and "latest possible maturity date" for the Certificates.

                                 Initial Class        Latest
DESCRIPTION    PASS-THROUGH      CERTIFICATE          Possible
                  RATE             BALANCE           MATURITY
                                                       DATE(1)
Class A-1      Variable         $116,316,000       November 20,
                (2)%                                 2027
Class A-2      Variable         $135,014,000       November 20,
                (2)%                                 2027
Class M-1      Variable         $  19,506,000      January 20,
                (2)%                                 2029
Class M-2      Variable         $  19,506,000      January 20,
                (2)%                                 2029
Class B        Variable         $                  January 20,
                (2)%              9,754,000          2029
Class R          N/A            $     N/A

------------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date occurring one year and one month after the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class A
         Certificates.

(2) Calculated in accordance with the definition of "Pass- Through Rate" herein.

     As of the Cut-off Date, the Original Mortgage Loans had an aggregate principal balance equal to $300,096,194.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest": With respect to each Distribution Date and any Class of Offered Certificates, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of such Class at the then-applicable Pass- Through Rate plus any related Capped Interest Reallocation Amount. Accrued Certificate Interest with respect to each Distribution Date, as to any Offered Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate of the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. Such Relief Act Interest Shortfalls shall first be allocated to the Class R Certificates and then to the other Classes in inverse order of seniority.

     "Addition Notice": Not Applicable.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for the adjustment of the Mortgage Rate payable in respect thereto.

     "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each Adjustment Date, on which the Mortgage Rate of an Adjustable Rate Mortgage Loan is subject to adjustment pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Applied Realized Loss Amount": has the meaning set forth in Section
4.04(b).

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

     "Available Capped Interest": With respect to any Distribution Date, means the positive difference, if any, between (x) the sum of the amount of interest accrued at the Available Funds Pass-Through Rate and (y) the sum of the amount of interest accrued at the Pass-Through Rate on each Class of Offered Certificates.

     "Available Funds Pass-Through Rate": As to any Distribution Date, the per annum rate equal to the percentage obtained by dividing (x) the amount of interest that accrued on the Mortgage Loans in respect of the related Collection Period at the weighted average of the related Mortgage Rates applicable to Monthly Payments due on such Mortgage Loans during such Collection Period, reduced by the Expense Fee Rate, by (y) the product of (i) the aggregate Class Certificate Balance and (ii) the actual number of days elapsed during such Interest Accrual Period divided by 360.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

     "Book-Entry Certificate": The Class A Certificates, the Class M Certificates and the Class B Certificates for so long as the Certificates of such Classes shall be registered in the name of the Depository or its nominee.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of California or Pennsylvania, or in the city in which the Corporate Trust Office of the Trustee is located, is authorized or obligated by law or executive order to be closed.

     "Capitalized Interest Account": Not Applicable.

     "Capitalized Interest Requirement": Not Applicable.

     "Capped Interest Reallocation Amount": With respect to any Distribution Date and any Class of Offered Certificates whose Pass-Through Rate for the related Interest Period is the Available Funds Pass-Through Rate, means the lesser of (x) the Capped Interest Shortfall Amount for such Class and such period, and (y) the remaining Available Capped Interest allocated sequentially in priority order among the Classes of Offered Certificates whose Pass-Through Rate for the related Interest Period is the Available Funds Pass-Through Rate.

     "Capped Interest Shortfall Amount": With respect to any Distribution Date and any Class of Offered Certificates whose Pass-Through Rate for the related Interest Period is the Available Funds Pass-Through Rate, means the amount of interest that would have accrued during the related Interest Period on such Class if the applicable Pass-Through Rate (calculated without regard to the Available Funds Pass-Through Rate) had instead been the related LIBOR Rate, minus the amount of Accrued Certificate Interest therefor (excluding any Capped Interest Reallocation Amount) on such Distribution Date, otherwise, zero.

     "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than the lesser of (i) $1000, and (ii) 1%, of the principal balance of any existing first mortgage or subordinate mortgage being refinanced on the related Mortgaged Property and related closing costs.

     "Certificate": Any one of the Depositor's Mortgage Loan Asset Backed Certificates, Series 1997-FF3, Class A-1, Class A-2, Class M-1, Class M-2, Class B or Class R, issued under this Agreement.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Class Certificate Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses, in reduction of the Class Certificate Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial Class Certificate Balance of such Class of Certificates as of the Closing Date.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to each Class of Offered Certificates as of any date of determination, the Certificate Principal Balance of such Class on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and Applied Realized Loss Amounts allocated thereto pursuant to Section 4.04 hereof on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Class, as stated on the face thereof). With respect to each Class R Certificate, as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all the Offered Certificates then outstanding.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a "disqualified organization" (as defined in Section 860E(e)(5) of the Code) or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee may conclusively rely upon a certificate of the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Change of Control": With respect to the Servicer, any of the following events:

     (a) the reorganization, merger or consolidation of the Servicer or any parent or holding company thereof with one or more other Persons;

     (b) the acquisition of legal or beneficial ownership of substantially all of the assets of either the Servicer or any parent or holding company thereof by any Person or by any Persons acting in concert;

     (c) the acquisition of legal or beneficial ownership of more than twenty-five percent of the shares of either the Servicer or any parent or holding company thereof by any Person or by any Persons acting in concert; or

     (d) the occurrence of any event if, immediately following such event, more than fifty percent of the members of the Board of Directors of the Servicer or any parent or holding company thereof were not individuals who were members of such Board of Directors on the Cut-off Date.

     "Class": Collectively, all of the Certificates bearing the same class designation.

     "Class A Certificates": The Class A-1 Certificates and the Class A-2 Certificates.

     "Class A-1 Certificate": Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class A Interest Carry Forward Amount": With respect to any Distribution Date, the Interest Carry Forward Amount applicable to the Class A Certificates.

     "Class A Principal Distribution Amount": With respect to any Distribution Date (a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the Class Certificate Balance of the Class A Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.5% and (ii) the Pool Principal Balance as of the last day of the related Collection Period and (B) the Pool Principal Balance as of the last day of the related Collection Period minus $1,500,481.

     "Class B Applied Realized Loss Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

     "Class B Certificate": Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a regular interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class B Interest Carry Forward Amount: With respect to any Distribution Date, the Interest Carry Forward Amount applicable to the Class B Certificates.

     "Class B Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96% and (ii) the Pool Principal Balance as of the last day of the related Collection Period and (B) the Pool Principal Balance as of the last day of the related Collection Period minus $1,500,481.

     "Class B Realized Loss Amortization Amount" means, as to the Class B Certificates and as of any Distribution Date, the lesser of (x) the Class B Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of
(i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B Interest Carry Forward Amount, in each case for such Distribution Date.

     "Class B Unpaid Realized Loss Amount": With respect to any Distribution Date, the Unpaid Realized Loss Amount applicable to the Class B Certificates.

     "Class Certificate Balance": As to any Class of Certificates and any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date of determination.

     "Class M Certificates": the Class M-1 Certificates and the Class M-2 Certificates.

     "Class M-1 Applied Realized Loss Amount": With respect to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC Trust for purposes of the REMIC Provisions.

     "Class M-1 Interest Carry Forward": With respect to any Distribution Date, the Interest Carry Forward applicable to the Class M-1 Certificates.

     "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.5% and (ii) the Pool Principal Balance as of the last day of the related Collection Period and (B) the Pool Principal Balance as of the last day of the related Collection Period minus $1,500,481.

     "Class M-1 Realized Loss Amortization Amount": With respect to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Distribution Date.

     "Class M-1 Unpaid Realized Loss Amount": With respect to any Distribution Date, the Unpaid Realized Loss Amount applicable to the Class M-1 Certificates.

     "Class M-2 Applied Realized Loss Amount": With respect to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B Applied Realized Loss Amount as of such Distribution Date.

     "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Class M-2 Interest Carry Forward": With respect to any Distribution Date, the Interest Carry Forward for the Class M-2 Certificates.

     "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 89.5% and (ii) the Pool Principal Balance as of the last day of the related Collection Period and (B) the Pool Principal Balance as of the last day of the related Collection Period minus $1,500,481.

     "Class M-2 Realized Loss Amortization Amount": With respect to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the Class A Interest Carry Forward Amount, the Extra Principal Distribution Amount, the Class M-1 Interest Carry Forward Amount, the Class M- 1 Realized Loss Amortization Amount and the related Class M-2 Interest Carry Forward Amount, in each case for such Distribution Date.

     "Class M-2 Unpaid Realized Loss Amount": With respect to any Distribution Date, the Unpaid Realized Loss Amount applicable to the Class M-2 Certificates.

     "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the Residual Interest in the REMIC Trust for purposes of the REMIC Provisions.

     "Closing Date": December 3, 1997.

     "Code": The Internal Revenue Code of 1986.

     "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "Option One Mortgage Corporation, as Servicer for Texas Commerce Bank National Association, as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1997-FF3," and which must be an Eligible Account.

     "Collection Period": With respect to the first Distribution Date, the period from November 2, 1997 through the Determination Date in December 1997. With respect to any other Distribution Date, the period from the day immediately following the prior Determination Date through the Determination Date in the calendar month in which such Distribution Date occurs.

     "Compensating Interest ": On any Distribution Date, payments made by the Servicer in satisfaction of its obligation to offset any Prepayment Interest Shortfall on such Distribution Date pursuant to Section 3.24.

     "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is set forth in Section 12.05 hereof, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Servicer.

     "Credit Bureau Risk Score": As to any Mortgage Loan, the statistical rating of likely future credit performance of such Mortgage Loan determined on the basis of the methodology developed by Fair, Issac & Company.

     "Cut-off Date": With respect to each Original Mortgage Loan, the later of the close of business on November 1, 1997 and the date of the related Mortgage Note. With respect to all Qualified Substitute Mortgage Loans, the close of business on the first day of the calendar month in which the substitution occurs. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cutoff Dates for such Mortgage Loans.

     "Cut-off Date Pool Principal Balance": The sum of the Stated Principal Balances of the Original Mortgage Loans as of their respective Cut-off Dates.

     "DCR": Duff & Phelps Credit Rating Company.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b).

     "Delayed First Adjustment Date Loan": Any Mortgage Loan as to which the first Adjustment Date does not occur for 12 months or 24 months after the origination date of such Mortgage Loan.

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

     "Delinquency Percentage": As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

     "Delinquent": A Mortgage Loan is Delinquent if the Monthly Payment due on a Due Date is not paid on or before the next succeeding Due Date, at which time, such Mortgage Loan is 30 days Delinquent. If the Monthly Payment due on a Due Date is not paid on or before the second or third succeeding Due Date, such Mortgage Loan is 60 or 90 days Delinquent, respectively.

     "Depositor": Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1 by S&P (or comparable ratings if S&P are not the Rating Agencies).

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to each Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Texas Commerce Bank National Association, as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset Backed Certificates, Series 1997-FF3," which must be an Eligible Account.

     "Distribution Date": The 20th day of any month, or if such 20th day is not a Business Day, the Business Day immediately following such 20th day, commencing in December 1997.

     "Due Date": With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Collection Period, exclusive of any days of grace.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least A-1 by S&P (or comparable ratings if S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

     "Estate in Real Property": A fee simple estate in a parcel of land.

     "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan, an amount equal to the Mortgage Rate thereon minus the sum of (i) the Trustee's Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Servicing Fee Rate.

     "Expense Fee Rate": The sum of the Trustee Fee Rate, the Master Servicing Fee Rate and the Servicing Rate.

     "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and
(y) the Overcollateralization Deficiency for such Distribution Date.

     "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(iv).

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Mortgage Loan Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer of the Servicer, of each Final Recovery Determination made thereby.

     "Fitch": Fitch Investors Service L.P.

     "FNMA": Fannie Mae or any successor thereto.

     "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

     "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer or the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Master Servicer or the Servicer) that would be an "independent contractor" with respect to the REMIC Trust within the meaning of Section 856(d)(3) of the Code if the REMIC Trust were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the REMIC Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer and the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first Business Day of the month preceding the month of such Adjustment Date, or as specified in the related Mortgage Note.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and the Offered Certificates, the period from the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Interest Accrual Period, from the Closing Date) through the day before such Distribution Date occurs.

     "Interest Carry Forward Amount": With respect to the Offered Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) 30 days' interest on such excess at the applicable Pass-Through Rate.

     "Interest Determination Date": With respect to the Offered Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

     "Interest Distribution Amount": With respect to any Distribution Date and a Class of Offered Certificates, the sum of (i) the aggregate Accrued Certificate Interest on such Class of Certificates for such Distribution Date and (ii) the aggregate Interest Carry Forward Amount for such Class of Certificates for such Distribution Date.

     "Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (i) all interest due and collected or advanced during the related Collection Period on the Mortgage Loans (less the Servicing Fee and Master Servicing Fee, (ii) all Compensating Interest paid by the Servicer on such Determination Date and (iii) the portion of any payment in connection with any SUBSTITUTION, Purchase Price or Net Liquidation Proceeds relating to interest PROVIDED that with respect to the first Collection Period only seventeen days of interest due and collected or advanced on the Mortgage Loans shall be included.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

     "LIBOR Carryover Amount": With respect to the Offered Certificates and any Distribution Date, the sum of (i) the excess, if any, of the LIBOR Shortfall for such Class on the preceding Distribution Date and any LIBOR Carryover Amount for such Class on such preceding Distribution Date over the amount, if any, actually distributed in respect thereof on such preceding Distribution Date and (ii) 30 days' interest on such excess at the LIBOR Rate applicable to such Class and the current Distribution Date.

     "LIBOR Rate": With respect to the Offered Certificates and any Distribution Date, the sum of One-Month LIBOR plus the applicable Pass-Through Margin.

     "LIBOR Shortfall": With respect to a Class of Offered Certificates on any Distribution Date is the excess, if any, of the Accrued Certificate Interest (calculated without regard to the Available Funds Pass-Through Rate) for such Class of Certificates on such Distribution Date over the product of (a) the Available Funds Pass-Through Rate on such Distribution Date and (b) the Certificate Balance of such Class of Certificates. Such calculation shall not take into account in any respect any reductions caused by the Relief Act.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

     "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

     "London Business Day": Any day on which banks in the City of London and New York City are open and conducting transactions in United States dollars.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Mortgage Loan Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) in the form of Exhibit G hereto.

     "Majority Class R Certificateholder": Any single Holder of Class R Certificates representing a greater than 50% Percentage Interest in such Class.

     "Master Servicer": First Franklin Financial Corporation, a Delaware corporation, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

     "Master Servicer Remittance Date": With respect to any Distribution Date, 5:00 p.m. New York time on the third Business Day prior to such Distribution Date.

     "Master Servicing Fee": The fee to be retained by the Master Servicer, calculated on the same basis as the Servicing Fee but using the Master Servicing Fee Rate rather than the Servicing Fee Rate.

     "Master Servicing Fee Rate": 0.10% per annum; PROVIDED, HOWEVER, that if a successor to the Servicer (other than the Trustee) is to be appointed as provided in Section 7.02, the Master Servicing Fee Rate shall be reduced (but not below zero) to the extent that such reduction is necessary to engage such successor to the Servicer (other than the Trustee).

     "Maximum Collateral Balance": $300,096,194.

     "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

     "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

     "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.03.

     "Monthly Excess Cash Flow Amount": With respect to any Distribution Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount.

     "Monthly Excess Interest Amount": With respect to any Distribution Date, such term has the meaning set forth in paragraph Sixth of Section 4.01(a).

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement between the Mortgage Loan Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Mortgage Loan Seller to or at the direction of the Depositor, substantially in the form of Exhibit C annexed hereto.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

     1. the Mortgage Loan Seller's Mortgage Loan identifying number;

     2. the Mortgagor's name;

     3. the street address of the Mortgaged Property including the state and zip code;

     4. a code indicating whether the Mortgaged Property is owner-occupied;

     5. the type of Residential Dwelling constituting the Mortgaged Property;

     6. the original months to maturity;

     7. the remaining months to stated maturity from the Cut-off Date based on the original amortization schedule;

     8. the Loan-to-Value Ratio at origination;

     9. the Mortgage Rate in effect immediately following the Cut-off Date;

     10. (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

     11. the stated maturity date;

     12. the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

     13. the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

     14. the original principal amount of the Mortgage Loan;

     15. the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

     16. in the case of each Adjustable Rate Mortgage Loan, the next Adjustment Date;

     17. in the case of each Adjustable Rate Mortgage Loan, the Gross Margin;

     18. a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

     19. the Maximum Mortgage Rate;

     20. the Minimum Mortgage Rate;

     21. a code indicating the documentation style program;

     22. the risk grade or Credit Bureau Risk Score;

     23. the Value of the Mortgaged Property;

     24. the prepayment penalty term;

     25. whether the Mortgage Loan has a due-on-sale clause; and

     26. a code indicating whether the Mortgage Loan is a Delayed First Adjustment Date Loan.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

     "Mortgage Loan Seller": First Franklin Financial Corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 and
Schedule 2 from time to time, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cutoff Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds":

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Non-United States Person": Any Person other than a United States Person.

     "Offered Certificates": The Class A Certificates, the Class M Certificates and the Class B Certificates.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Mortgage Loan Seller, the Servicer or the Depositor, as applicable.

     "One-Month LIBOR": With respect to any Interest Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 A.M. (London time) on such Interest Determination Date. On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One- Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest
         Rate.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor , the Servicer or the Master Servicer acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Original Capitalized Interest Deposit": Not Applicable.

     "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date.

     "Original Pre-Funded Amount": Not Applicable.

     "Overcollateralization Amount": As of any Distribution Date the excess, if any, of (x) the Pool Principal Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Class Certificate Balance of the Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

     "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of the Offered Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     "Overcollateralization Release Amount": With respect to any Distribution Date after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

     "Overfunded Amount": Not Applicable.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Margin": For each Class of Offered Certificates will be as set forth below; provided, however, that for each Interest Accrual Period beginning after the Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans is 10% or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date (the "Cut-Off Date Pool Principal Balance") each such Pass- Through Margin will be doubled for the Class A Certificates and increased by 50% for the Subordinated Certificates:

           CLASS                     PASS-THROUGH MARGIN
           A-1                                  0.205%
           A-2                                  0.220%
           M-1                                  0.420%
           M-2                                  0.680%
             B                                  1.220%

     "Pass-Through Rate": With respect to a Class of Offered Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the LIBOR Rate and (ii) the Available Funds Pass-Through Rate.

     "Percentage Interest": With respect to each Class of Certificates, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the initial Class Certificate Balance of such Class. The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and increments of $1,000 in excess thereof. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Class R Certificate. The Class R Certificates are issuable only in minimum Percentage Interests of 25%.

     "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment.

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by S&P, including any such funds for which the Trustee or any Affiliate thereof receives compensation with respect to such investment; and

                  (viii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities that have been rated "AAA" by S&P;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Principal Balance": As of any date of determination, the sum of the Stated Principal Balances of all of the outstanding Mortgage Loans.

     "Pre-Funded Amount": Not Applicable.

     "Pre-Funding Account": Not Applicable.

     "Pre-Funding Distribution Date": Not Applicable.

     "Pre-Funding Period": Not Applicable.

     "Prepayment Assumption": A prepayment rate of 25% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

     "Prepayment Excess": As to any Principal Prepayment received by the Servicer from the first day of any calendar month, commencing in [December] 1997 through the Determination Date in such calendar month, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part that was received and applied by the Servicer to reduce the outstanding principal balance of such loan, an amount equal to the interest shortfalls attributable to such Principal Prepayments. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

     "Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Principal Remittance Amount (MINUS, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan received by the Servicer during such Collection Period, including all full and partial principal prepayments and any Monthly Advances with respect thereto, (ii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal of all Mortgage Loans repurchased pursuant to Section 2.03(a) with respect to such Collection Period and (iv) any Substitution Shortfall Amount received on or prior to the previous Determination Date and not yet distributed.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by certificate signed by a Servicing Officer from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading or Credit Bureau Risk Score determined by the Mortgage Loan Seller, at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) is a "qualified mortgage" as defined in the REMIC Provisions and (xii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause
(ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than the lower of (i) $1000, and (ii) 1% of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to the lower of (i) $1000, and (ii) 1%) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

     "Rating Agency or Rating Agencies": S&P, DCR and Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

     "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

     With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all Monthly Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

     With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

     With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, Chase Manhattan Bank and National Westminster Bank PLC and their successors in interest; PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificate": Any of the Class A Certificates, the Class M Certificates and the Class B Certificates.

     "Regular Interest": A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

     "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A-860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Trust": The segregated pool of assets comprising the Trust Fund.

     "Remittance Report": A report in form and substance acceptable to the Trustee on a magnetic disk or tape prepared by the Servicer pursuant to Section
4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Servicer.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

     "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer or Servicer pursuant to Section 3.23(d) for unpaid Master Servicing Fees or Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed- in-lieu of foreclosure, as described in Section 3.23.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D-1 or Exhibit D-2 attached hereto.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.001%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four- family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a detached one-family dwelling in a planned unit development, or (v) manufactured home treated as real property under local law none of which is a co-operative or mobile home (as defined in 42 United States Code, Section 5402(6)).

     "Residual Certificate": Any one of the Class R Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Senior Enhancement Percentage": With respect to any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Pool Principal Balance as of the last day of the related Collection Period.

     "Senior Specified Enhancement Percentage": On any date of determination thereof means 36.5%.

     "Servicer": Option One Mortgage Corporation and its successors in interest and if any successor to the Servicer is appointed as provided herein, such successor.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

     "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.14, 3.16 and 3.23. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

     "Servicing Fee Rate": 0.40% per annum; PROVIDED, HOWEVER, that if a successor to the Servicer (other than the Trustee) is to be appointed as provided in Section 7.02, the Servicing Fee Rate shall be increased (but not to more than 0.50% per annum) to the extent that such increase is necessary to engage such successor to the Servicer (other than the Trustee).

     "Servicing Officer": Any officer of the Master Servicer or Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Servicing Termination Event": One or more of the events described in
Section 7.01(i)-(viii).

     "Servicing Termination Trigger": A Servicing Termination Trigger has occurred (i) with respect to a Distribution Date occurring between the Cut-Off Date and the fifth anniversary of the Cut-Off Date if on such Distribution Date
(X) the sum of (a) the product of (1) the percentage obtained by dividing the balance of 30 to 59 day Delinquent Mortgage Loans by the Pool Principal Balance,
(2) 25% and (3) 42.25%; plus (b) the product of (1) the percentage obtained by dividing the balance of 60 to 89 day Delinquent Mortgage Loans by the Pool Principal Balance, (2) 50% and (3) 42.25%; plus (c) the product of (1) the percentage obtained by dividing the balance of 90 day or more Delinquent Mortgage Loans by the Pool Principal Balance and (2) 42.25%; plus (d) the percentage obtained by dividing the sum of Realized Losses as of such Distribution Date by the aggregate initial Pool Principal Balance on the Cut-Off Date, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds (Y) 8.875% and (ii) with respect to a Distribution Date occurring after the fifth anniversary of the Cut-Off Date and on or before the tenth anniversary of the Cut-Off Date if on such Distribution Date the sum set forth in (X) above, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds 13.3125%.

     "Single Certificate": With respect to any Class of Offered Certificates, a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

     "60+ Day Delinquent Loan": With respect to any Determination Date, all REO Properties, each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

     "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

     "Startup Day": The day designated as such pursuant to Section 11.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after giving effect to all Monthly Payments due thereon on or before the Cut-off Date whether or not received and as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or included in a Monthly Advance and distributed pursuant to
Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Collection Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

     "Stayed Funds": As defined in Section 7.02(b).

     "Stepdown Date": The earlier to occur of (i) the later to occur of (x) the Distribution Date in December 2000 and (y) the first Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage and (ii) the Distribution Date on which the Class Certificate Balance of the Class A Certificates has been reduced to zero.

     "Sub-Pool 1": The Pool of Mortgage Loans set forth on Schedule 1.

     "Sub-Pool 2": The Pool of Mortgage Loans set forth on Schedule 2.

     "Subsequent Mortgage Loan": Not Applicable.

     "Subsequent Mortgage Loan Schedule": Not Applicable.

     "Subsequent Transfer Agreement": Not Applicable.

     "Subsequent Transfer Date": Not Applicable.

     "Subordinated Certificates": The Class M Certificates and the Class B Certificates.

     "Substitution Shortfall Amount": As defined in Section 2.03(d) hereof.

     "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 2.0% of the initial Class Certificate Balance of the Offered Certificates and (y) on and after the Stepdown Date and assuming a Trigger Event is not in effect, the greater of (i) 4.0% of the Pool Principal Balance as of the last day of the related Collection Period and (ii) $1,500,481. If a Trigger Event is in effect on and after the Stepdown Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

     "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Termination Price": As defined in Section 10.01.

     "Terminator": As defined in Section 10.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     A "Trigger Event" with respect to any Distributor Date, has occurred if on such Distribution Date if the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds one-half of the Senior Enhancement Percentage; provided, that if the Class Certificate Balance of the Class A Certificates has been reduced to zero, a Trigger Event will have occurred if the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 18.25%.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby but excluding the rights under Section 17 thereof), (v) the Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

     "Trustee": Texas Commerce Bank National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     "Trustee's Fee Rate": 0.015% per annum.

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

     "Unpaid Realized Loss Amount" means for any Class of Subordinated Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.

     "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, the percentage of all the Voting Rights allocated among Holders of each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Distribution Date.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Original Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (other than the rights under Section 17 thereof), and all other assets included or to be included in the Trust Fund. Such assignment includes seventeen days of interest for the first Collection Period and all interest thereafter and all principal received by the Depositor or the Master Servicer after the Cut-off Date with respect to the Original Mortgage Loans (other than payments due on or before the Cut-off Date). All remaining interest due and received on the Mortgage Loans with respect to the first Collection Period shall be remitted by the Servicer to the Mortgage Loan Seller.

     In connection with such transfer and assignment, the Depositor will cause the Mortgage Loan Seller to deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

                           (i) the original Mortgage Note, endorsed in the
                  following form: "Pay to the order of Texas Commerce Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Series 1997-FF3, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                           (ii) the original Mortgage with evidence of recording
                  thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Mortgage Loan Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Mortgage Loan Seller to the Trustee within 120 days of the Closing Date;

                           (iii) an original Assignment of the Mortgage executed in the following form: "Texas Commerce Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Investors, Inc., Series 1997-FF3";

                           (iv) the original recorded Assignment or Assignments
                  of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause
                  (iii) or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Mortgage Loan Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Mortgage Loan Seller to the Trustee within 120 days of the Closing Date;

                           (v) the original or copies of each assumption,
                  modification, written assurance or substitution agreement, if any; and

                           (vi) the original lender's title insurance policy,
                  together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company with the original title policy to be delivered by the Mortgage Loan Seller to the Trustee within 120 days of the Closing Date.

     (b) The Depositor shall cause the Mortgage Loan Seller to promptly (and in no event later than five Business Days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

     (c) If any original Mortgage Note referred to in Section 2.01(i) cannot be located, the obligations of the Depositor to cause the Mortgage Loan Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of the original of such Mortgage Note, with a Lost Note Affidavit to follow within one Business Day. If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) such public recording office has retained the original of such document, the obligations of the Depositor to cause the Mortgage Loan Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Mortgage Loan Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Mortgage Loan Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee and the Rating Agencies by the Mortgage Loan Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall cause the Mortgage Loan Seller to deliver to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall cause the Mortgage Loan Seller to deliver to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     (d) All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Mortgage Loan Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor or the Mortgage Loan Seller that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

     (e) The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

     (f) In connection with the transfer of Subsequent Mortgage Loans, the Depositor, the Mortgage Loan Seller and the Trustee shall take the actions and deliver the documents specified in clauses (a)-(d) of this Section 2.01 and references in such clauses to the Original Mortgage Loans, the Mortgage Loans, the Cut-off Date and the Closing Date shall be deemed to refer to the Subsequent Mortgage Loans, the Cut-off Date applicable thereto and the applicable Subsequent Transfer Date.

     SECTION 2.02. Acceptance by Trustee.

     (a) Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of "Trust Fund" (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

     (b) The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 30 days after the Closing Date and to certify in substantially the form attached hereto as Exhibit B-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan which has been certified as having been paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6), (10)(A), (11), (14), (16), (17), (19)
through (22) and (24) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

     (c) Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit B-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     (d) If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Mortgage Loan Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

     SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Mortgage Loan Seller.

     (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Mortgage Loan Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Mortgage Loan Seller, the Master Servicer and the Depositor of such defect, missing document or breach and request that the Mortgage Loan Seller deliver such missing document or cure such defect or breach within 60 days from the date the Mortgage Loan Seller was notified of such missing document, defect or breach, and if the Mortgage Loan Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, pursuant to Section 3.03(b) of the Mortgage Loan Purchase Agreement if the Mortgage Loan Seller is the Master Servicer, the Trustee) shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 60 day period, if the Mortgage Loan Seller shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document or defect, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 120 days after the date on which the Mortgage Loan Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Mortgage Loan Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release the related Mortgage File to the Mortgage Loan Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall furnish to it and as shall be necessary to vest in the Mortgage Loan Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Mortgage Loan Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

     (b) [Reserved]

     (c) [Reserved]

     (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

     As to any Deleted Mortgage Loan for which the Mortgage Loan Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Mortgage Loan Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit B-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit B-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Mortgage Loan Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Collection Period preceding the month of substitution and the Mortgage Loan Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Mortgage Loan Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Mortgage Loan Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

     For any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the related Cut-Off Date, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Mortgage Loan Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Mortgage Loan Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Mortgage Loan Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the REMIC Trust, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) the REMIC Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (e) Upon discovery by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Mortgage Loan Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a) The Trustee shall reconvey to the Mortgage Loan Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     SECTION 2.04. Representations and Warranties of the Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date the assignment of the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement is valid, enforceable and effective to permit the Trustee to enforce the obligations of the Mortgage Loan Seller thereunder.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.

     SECTION 2.05. Representations, Warranties and Covenants of the Master Servicer and the Servicer.

     (a) The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                           (i) The Master Servicer is duly organized, validly
                  existing and in good standing as a corporation under the laws of the state of its incorporation and is and will remain duly licensed under and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                           (ii) The Master Servicer has the full power and
                  authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                           (iii) The execution and delivery of this Agreement by
                  the Master Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Master Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Master Servicer or by which the Master Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Master Servicer is a party or by which the Master Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Master Servicer's ability to perform its obligations under this Agreement;

                           (iv) The Master Servicer is an approved servicer for
                  FHLMC or FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; no event has occurred, including but not limited to a change in insurance coverage, which would make the Master Servicer unable to comply with FHLMC or FNMA or HUD eligibility requirements or which would require notification to FHLMC or FNMA or HUD;

                           (v) The Master Servicer does not believe, nor does it
                  have any reason or cause to believe, that it cannot perform each and every covenant of it contained in this Agreement;

                           (vi)     [reserved];

                           (vii) There are no actions or proceedings against,
                  investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                           (viii) No consent, approval, authorization or order
                  of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 (a) shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee.

     (b) The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                           (i) The Servicer is duly organized, validly existing
                  and in good standing as a corporation under the laws of the state of its incorporation and is duly licensed under and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                           (ii) The Servicer has the full power and authority to
                  conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Master Servicer and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                           (iii) The execution and delivery of this Agreement by
                  the Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Servicer or by which the Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Servicer is a party or by which the Servicer is bound, which in the case of either clause (a) or
                  (b) will have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement;

                           (iv) The Servicer is an approved servicer for FHLMC
                  or FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FHLMC or FNMA or HUD eligibility requirements or which would require notification to FHLMC or FNMA or HUD;

                           (v) The Servicer does not believe, nor does it have
                  any reason or cause to believe, that it cannot perform each and every covenant of it contained in this Agreement;

                           (vi) With respect to each Mortgage Loan, the Servicer
                  is in possession of a complete mortgage file, except for such documents as have been delivered to the Trustee;

                           (vii) There are no actions or proceedings against,
                  investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                           (viii) No consent, approval, authorization or order
                  of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05(b) shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor and the Master Servicer, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee.

     SECTION 2.06. Issuance of Certificates.

     The Trustee acknowledges the assignment to it of the Original Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

     SECTION 2.07. Sale and Conveyance of the Subsequent Mortgage Loans. [Reserved].


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     SECTION 3.01. Servicer to Act as Servicer.

     The Servicer shall service and administer the Mortgage Loans on behalf of the Master Servicer and the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                           (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

                           (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                           (iii)    the Servicer's obligation to make
                  Monthly Advances or Servicing Advances; or

                           (iv) the Servicer's right to receive compensation for
                  its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

     In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the REMIC Trust to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

     SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

     [RESERVED]

     SECTION 3.03. Successor Sub-Servicers.

     [RESERVED]

     SECTION 3.04. Liability of the Master Servicer.

     [RESERVED]

     SECTION 3.05. No Contractual Relationship Between Sub- Servicers and Trustee or Certificateholders.

     [RESERVED]

     SECTION 3.06. Assumption or Termination of Sub- Servicing Agreements by Trustee.

     [RESERVED]

     SECTION 3.07. Collection of Certain Mortgage Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 90 days, extend the due dates for Monthly Payments due on a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) or clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

     SECTION 3.08. Sub-Servicing Accounts.

     [RESERVED]

     SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

     The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01.

     SECTION 3.10. Collection Account and Distribution Account.

     (a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis and in no event later than two Business Days after receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cutoff Date:

                           (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                           (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                           (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                           (v) any amounts required to be deposited by the
                  Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                           (vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer; and

                           (vii)  any prepayment penalties.

     The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Excess, prepayment charges that are not prepayment penalties, assumption fees or other similar fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 5:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (ii) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 5:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicer, the Trustee or the Mortgage Loan Seller pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

     (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Master Servicer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

     (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in the Distribution Account. In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit the amounts set forth in clauses (i) through (v) below:

                           (i)  any Monthly Advances, as required pursuant to
                  Section 4.03;

                           (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                           (iii) any amounts to be paid by the Terminator in
                  connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest Shortfalls; and

                           (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

     (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

     SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

     The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

                           (i) to remit to the Trustee for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                           (ii) subject to Section 3.16(d), to reimburse the
                  Servicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.03;

                           (iii) subject to Section 3.16(d), to pay the Master
                  Servicer or the Servicer any unpaid Master Servicing Fees or Servicing Fees and reimburse the
                  Servicer any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

                           (iv) to pay to (a) the Servicer as servicing
                  compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account and (b) Master Servicer on the Master Servicer Remittance Date, the Master Servicing Fee and all prepayment penalties;

                           (v) to pay to the Master Servicer, the Depositor or
                  the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

                           (vi) to reimburse the Servicer for any Monthly
                  Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

                           (vii) to reimburse the Master Servicer or the
                  Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                           (viii) to reimburse the Master Servicer or the
                  Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                           (ix) to pay, or to reimburse the Servicer for
                  advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                           (x) to clear and terminate the Collection Account
                  pursuant to Section 10.01.

     The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

     SECTION 3.12. Investment of Funds in the Investment Accounts.

     (a) The Servicer may direct, by means of written directions (which may be standing directions), any depository institution maintaining the Collection Account, and the Distribution Account (each, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted
                           Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) All income and gain realized from the investment of funds deposited in the Collection Account and the Distribution Account held by or on behalf of the Master Servicer, the Servicer or the Trustee, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account, or the Distribution Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     SECTION 3.13. [intentionally omitted]

     SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

     (a) The Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Master Servicer and the Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer or the Servicer, as the case may be, has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer and the Servicer shall each also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer or the Servicer, as the case may be, has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer or the Servicer, as the case may be, shall be deemed to have complied with this provision if an Affiliate of the Master Servicer or the Servicer, as the case may be, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Servicer, as the case may be. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

     SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Mortgage Loan Seller and has a credit risk rating or Credit Bureau Risk Score at least equal to that of the original Mortgagor, as certified to the Servicer by the Mortgage Loan Seller. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

     (a) The Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section
3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

     (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined and received the consent of the Majority Class R Certificateholder, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged
                  Property.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of such Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     (c) The Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing, and in form and substance satisfactory to the Master Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

     (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Servicer for any related unreimbursed Servicing Advances and Monthly Advances, pursuant to
Section 3.11(ii) or (iii);